     As filed with the Securities and Exchange Commission on August 2, 2002




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 3

                                       TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________


                               ION NETWORKS, INC.

             (Exact name of registrant as specified in its charter)
             Delaware                                         22-2413505
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

                          1551 South Washington Avenue
                          Piscataway, New Jersey 08854
                                 (732) 529-0100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       Kam Saifi, Chief Executive Officer
                               ION Networks, Inc.

                          1551 South Washington Avenue
                          Piscataway, New Jersey 08854
                     (Name and address of agent for service)


                     Ph: (732) 529-0100, Fax: (732) 926-0821
          (Telephone number, including area code, of agent for service)


                                 with a copy to:


                         Pauline Ung, Corporate Counsel
                               ION Networks, Inc.
                          1551 South Washington Avenue
                          Piscataway, New Jersey 08854
                               Ph: (732) 529-0006
                               Fax: (732) 529-0054

                                       AND


                             Jeffrey S. Marcus, Esq.
                             Morrison & Foerster LLP
                           1290 Avenue of the Americas
                          New York, New York 10104-0050

                               Ph: (212) 468-8000
                               Fax: (212) 468-7900


Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

[_]   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

[X]   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

[_]   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[_]   If this Form is a post-effective amendment filed pursuant to rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[_]   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                             ----------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ----------------------

                                   Prospectus

                               ION Networks, Inc.

                        5,120,000 Shares of Common Stock

     . The shares of our common stock offered by this prospectus are being sold by the selling stockholders.

     . We will not receive any proceeds from the sale of these shares. However, since some of these shares are issuable upon the exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for our general corporate purposes.

     . On _________, 2002, the closing price of our common stock on the Nasdaq National Market was $________.

     . Our executive offices are located at Washington Plaza, 1551 South Washington Avenue, Piscataway, New Jersey 08854, our telephone number is (732) 529-0100 and our website is at "www.ion-networks.com."

     -----------------------------------------------------------------
               NASDAQ National Market symbol for our Common Stock:
                                     "IONN"
     -----------------------------------------------------------------

The securities offered by this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 3 of this prospectus.

               ___________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               ___________________________________________________

                The Date of this Prospectus is ___________, 2002

                                Table Of Contents

         Risk Factors ......................................................   3
         Where You Can Find More Information About Us ......................  10
         Incorporation of Certain Documents by Reference ...................  10
         Forward-Looking Statements ........................................  12
         Use of Proceeds ...................................................  12
         Dividend Policy ...................................................  12
         Selling Stockholders ..............................................  13
         Plan of Distribution ..............................................  15
         Description of Securities .........................................  18
         Indemnification for Securities Act Liabilities ....................  20
         Legal Matters .....................................................  20
         Experts ...........................................................  20

                                  Risk Factors

         Before you buy shares of our common stock, you should be aware that there are various risks associated with such purchase, including those described below. You should consider carefully these risk factors, together with all of the other information in this Prospectus, and the documents we have incorporated by reference in the section "Incorporation of Certain Documents by Reference" before you decide to purchase shares of our common stock.

                       Risks associated with our business

We are vulnerable to technological changes which may cause our products and services to become obsolete which could materially and negatively impact our cash flow

         Our industry experiences rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, more advanced products produced by competitors could erode our position in existing markets or other markets that they choose to enter. It is difficult to estimate the life cycles of our products and services, and future success will depend, in part, upon our ability to enhance existing products and services and to develop new products and services on a timely basis. We might experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and services. New products and services and enhancements might not meet the requirements of the marketplace and achieve market acceptance. If these things happen, they would materially and negatively affect cash flow, financial condition and the results of operations.

Hardware and software incorporated in our products may experience bugs or "errors" which could delay the commercial introduction of our products and require time and money to alleviate

         Due to the complex and sophisticated hardware and software that is incorporated in our products, our products have in the past experienced errors or "bugs" both during development and subsequent to commercial introduction. We cannot be certain that all potential problems will be identified, that any bugs that are located can be corrected on a timely basis or at all, or that additional errors will not be located in existing or future products at a later time or when usage increases. Any such errors could delay the commercial introduction of new products, the use of existing or new products, or require modifications in systems that have already been installed. Remedying such errors could be costly and time consuming. Delays in debugging or modifying products could materially and adversely affect our competitive position.

There is potential for fluctuation in our quarterly and annual operating results, which could cause the price of our Common Stock to significantly decrease

         In the past, we experienced fluctuations in our quarterly and annual operating results and we anticipate that such fluctuations will continue. Our quarterly and annual operating results may vary significantly depending on a number of factors, including:

         . the timing of the introduction or acceptance of new products and services;

         .    changes in the mix of products and services provided;

         .    long sales cycles;

         .    changes in regulations affecting our business;

         . increases in the amount of research and development expenditures necessary for new product development and innovation;

         .    changes in our operating expenses;

         .    uneven revenue streams; and

         .    general economic conditions.

         We cannot assure you that our levels of profitability will not vary significantly among quarterly periods or that in future quarterly periods our results of operations will not be below prior results or the expectations of public market analysts and investors. If this occurs, the price of our common stock could significantly decrease. See also Risks Associated with Our Securities, "There is potential for fluctuation in the market price of our securities" page 8.


In the past we have experienced significant losses and negative cash flows from operations. If these trends continue in the future, it could adversely affect our financial condition

         We have incurred significant losses and negative cash flows from operations in the past. For the fiscal years ended March 31, 2001 and 2002, we experienced net losses of $16,676,666 and $6,929,379, respectively, and negative cash flows from operations of $7,086,246 and $5,026,038, respectively. These results have had a negative impact on our financial condition. There can be no assurance that our business will become profitable in the future and that additional losses and negative cash flows from operations will not be incurred. If these trends continue in the future, it could have a material adverse affect on our financial condition.

If our expected revenues and assumptions are not met, we may need to raise additional capital, which may not be available. If we fail to raise additional capital, we may not be able to execute our business plan and growth strategy

         Our business plan and growth strategy are dependent on our working capital. To the extent that expected revenue assumptions are not achieved, we will have to raise additional equity or debt financing and/or curtail certain expenditures contained in the current operating plans. We can not assure that our sales efforts or expense reduction programs will be successful, or that additional financing will be available to us, or if available, that the terms will be satisfactory to us. If we are not successful in increasing our revenue, reducing our expenses or raising additional equity capital, to generate sufficient cash flows to meet our obligations as they come due, our financial condition and results of operations may be materially and adversely affected.

We face significant competition and if we do not compete successfully, our results of operations may be adversely affected

         We are subject to significant competition from different sources for our different products and services. We can not assure you that the market will continue to accept our hardware and software technology or that we will be able to compete successfully in the future. We believe that the main factors affecting competition in the network management business are:

         . the products' ability to meet various network management and security requirements;

         . the products' ability to conform to the network and/or computer systems;

         .    the products' ability to avoid becoming technologically outdated;

         . the willingness and the ability of distributors to provide support customization, training and installation; and

         .    the price.

         Although we believe that our present products and services are competitive, we compete with a number of large data networking, network security and enterprise management manufacturers which have financial, research and development, marketing and technical resources far greater than ours. Our competitors include RSA Security, Check Point Software, Symantec, Cisco, Lucent Technologies, Nortel Networks, Intel, Microsoft, Novell and Sun Microsystems. Such companies may succeed in producing and distributing competitive products more effectively than we can produce and distribute our products, and may also develop new products which compete effectively with our products. Many of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing and other resources than we do. Nothing prevents or hinders these actual or potential competitors from entering our target markets at any time. In addition, our competitors may bundle products competitive to ours with other products that they may sell to our current or potential customers. These customers may accept these bundled products rather than separately purchasing our products. If our current or potential competitors were to use their greater financial, technical and marketing resources in our target markets and if we are unable to compete successfully, our business, financial condition and results of operations may be materially and adversely affected.

We have recently changed our marketing position, and introduced a new product which we expect to account for a significant portion of our revenues. If this product is not accepted by the market, our revenues and results of operations could be materially adversely affected.

         We recently changed our marketing position and focus from that of network management monitoring to that of network security. In connection with this change, we introduced a new product, the ION Secure 5010 in early February 2002. To date, we have only sold limited amounts of this new product and have not yet achieved marketplace acceptance. While we still generate revenues from our previously existing products, our continued revenue growth depends largely on the success of our new marketing position and product offerings. Therefore, if the ION Secure 5010 does not gain marketplace acceptance, our revenues could be negatively impacted, which in turn is likely to materially and adversely affect our financial condition and results of operations.

We may be unable to protect our proprietary rights, permitting competitors to duplicate our products and services, which could negatively impact our business and operations

         We hold no patents on any of our technology. If we are unable to license any technology or products that we may need in the future, our business and operations may be materially and adversely impacted. However, we do not consider any of these licenses to be critical to our operations. We have made a consistent effort to minimize the ability of competitors to duplicate our software technology utilized in our products. However, there remains the possibility of duplication of our products, and competing products have already been introduced. Any such duplication by our competitors could negatively impact on our business and operations.

We rely on several key customers for a significant portion of our business, the loss of which would likely significantly decrease our revenues

         Historically, we have been dependent on several large customers each year, but they are not necessarily the same every year. For the fiscal year ended March 31, 2002, our most significant customers were AT&T (approximately 15% of revenues), Avaya (approximately 12% of revenues), SBC (approximately 12% of revenues), Nortel (approximately 10% of revenues), and Siemens (approximately 6% of revenues). For the fiscal year ended March 31, 2001, our most significant customers were SBC (16% of revenues), Worldcom (12% of revenues), Rhythms (8% of revenues), Celestica (6% of revenues), and KPN (5% of revenues). In general, we cannot predict with certainty which large customers will continue to order. The loss of any of these large customers, or the failure to attract new large customers would likely significantly decrease our revenues and future prospects, which could materially and adversely affect our business, financial condition and results of operations.

All of our key customers are telecommunications companies. If the telecommunications industry continues to experience significant economic downturn, our sales could be adversely impacted.

         A significant portion of our revenues is generated from sales of our products and services to various telecommunications companies. During the last twelve to eighteen months, the telecommunications industry has endured a significant economic downturn. Telecommunications service providers have typically reduced planned capital spending, have reduced staff, and sought bankruptcy proceedings and/or ceased operations. Consequently, the spending cutback of these organizations has affected the Company through reduced product orders. The decline in product orders negatively impacted our revenues, resulting in significant operating losses and negative cash flows. If the telecommunications industry experiences further economic downturns, this could negatively impact our sales and revenue generation, and consequently have a material adverse effect on our business, financial condition and results of operations.

We depend upon key members of our employees and management, the loss of which could have a material adverse effect upon our business, financial condition and results of operations

         Our business is greatly dependent on the efforts of our President and CEO, Mr. Kam Saifi, our Chief Operating Officer, Mr. Cameron Saifi, and our Chief Technology Officer, Mr. David Arbeitel and our Chief Financial Officer, Mr. Ted Kaminer and other key employees, and on our ability to attract key personnel. Other than with respect to Messrs. K. Saifi, C. Saifi, Arbeitel and Kaminer, we do not have employment agreements with our other key employees. Our success depends in large part on the continued services of our key management, sales, engineering, research and development and operational personnel and on our ability to continue to attract, motivate and retain highly qualified employees and independent contractors in those areas. Competition for such personnel is intense and we cannot assure you that we will successfully attract, motivate and retain key personnel. While all of our employees have entered into non-compete agreements, there can be no assurance that any employee will remain with us. Our inability to hire and retain qualified personnel or the loss of the services of our key personnel could have a material adverse effect upon our business, financial condition and results of operations. Currently, we do not maintain "key man" insurance policies with respect to any of our employees.

We rely on several contract manufacturers to supply our products. If our product manufacturers fail to deliver our products, or if we lose these suppliers, we may be unable to deliver our product and our sales and revenues could be negatively impacted.

     We rely on three contract manufacturers to supply our products. If these manufacturers fail to deliver our products or if we lose these suppliers and are unable to replace them, then we would not be able to deliver our products to our customers. This could negatively impact our sales and revenues and have a material adverse affect on our business, financial condition and results of operations.

Our corporate charter and bylaws contain limitations on the liability of our directors and officers, which may discourage suits against directors and executive officers for breaches of fiduciary duties

         Our Certificate of Incorporation, as amended, and our Bylaws contain provisions limiting the liability of our directors for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by or in our right for breach of a director's duties to us or to our stockholders except in certain limited circumstances. In addition, our Certificate of Incorporation, as amended, and our Bylaws contain provisions requiring us to indemnify our directors, officers, employees and agents serving at our request, against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in, or not opposed to our best interests. The Certificate of Incorporation and the Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us. These provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their fiduciary duties, even though such an action, if successful, might otherwise benefit us and our stockholders.

                      Risks associated with our securities

We do not anticipate the payment of dividends

         We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all available funds for use in the operation of our business. Thus, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

There is potential for fluctuation in the market price of our securities

         Because of the nature of the industry in which we operate, the market price of our securities has been, and can be expected to continue to be, highly volatile. Factors such as announcements by us or others of technological innovations, new commercial products, regulatory approvals or proprietary rights developments, and competitive developments all may have a significant impact on our future business prospects and market price of our securities.

Shares that are eligible for sale in the future may affect the market price of our common stock

         As of June 19, 2002, an aggregate of 2,499,122 of the outstanding shares of our common stock are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933 (Rule 144). These restricted shares may be sold pursuant only to an effective registration statement under the securities laws or in compliance with the exemption provisions of Rule 144 or other securities law provisions. In addition, 2,682,548 shares are issuable pursuant to currently exercisable options, and 1,624,250 shares are issuable pursuant to currently exercisable warrants, including 1,120,000 of the shares registered hereby, which may be exercised for shares that may be restricted or registered, further adding to the number of outstanding shares. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could negatively affect the price of our common stock.

Our common stock may be delisted from Nasdaq

         The National Association of Securities Dealers, Inc. has established certain standards for the continued listing of a security on the Nasdaq National Market and the Nasdaq SmallCap Market. The standards for continued listing on either market require, among other things, that the minimum bid price for the listed securities be at least $1.00 per share. A deficiency in the bid price maintenance standard will be deemed to exist if the issuer fails the stated requirement for thirty consecutive trading days, with a 90-day cure period, with respect to the Nasdaq National Market, and a 180-day cure period with respect to the Nasdaq SmallCap Market. Our Common Stock has traded below $1.00 since January 29, 2002, and on March 13, 2002, we received notice from Nasdaq stating that our Common Stock has not met the $1.00 continuing listing standard for a period of 30 consecutive trading days. While our Common Stock continues to be traded on the Nasdaq National Market, we have applied (within 90 days of the date of deficiency notice) for a transfer to the Nasdaq SmallCap Market in order to take advantage of the longer 180-day cure period. If we chose to transfer to the Nasdaq SmallCap Market and the price deficiency is cured during the 180-day period, and we otherwise continue to comply with the Nasdaq National Market maintenance standards, we could then transfer back to the Nasdaq National Market. There can be no assurance that we will continue to satisfy the requirements for maintaining a Nasdaq National Market or SmallCap listing. If our common stock were to be excluded from Nasdaq, the prices of our common stock and the ability of holders to sell such stock would be adversely affected, and we would be required to comply with the initial listing requirements to be relisted on Nasdaq.

                  Where You Can Find More Information About Us

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                 Incorporation of Certain Documents by Reference

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below:

         . Annual Report on Form 10-KSB for the year ended March 31, 2002 [Response to SEC Comment 1], as amended;

         . Current Report on Form 8-K dated (date of earliest event reported) April 22, 2002 (as filed on April 22, 2002);

         . Current Report on Form 8-K dated (date of earliest event reported) May 21, 2002 (as filed on May 30, 2002); and

         . The description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on January 23, 1985.

         In addition, any future filing we will make with the SEC, and only these filings, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, will be incorporated herein by reference and will automatically update or supersede the information contained in the documents listed above.

         You may request a copy of these filings, at no cost, by writing or telephoning us at Washington Plaza, 1551 South Washington Avenue, Piscataway, New Jersey 08854, telephone (732) 529-0100. Attention: Mr. Kam Saifi, Chief Executive Officer.

                         ------------------------------

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

         We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of August 2, 2002.


                            -------------------------

                          Forward - Looking Statements

         In this prospectus, we make statements about our future financial condition, results of operations and business. These are based on estimates and assumptions made from information currently available to us. Although we believe these estimates and assumptions are reasonable, they are uncertain. These forward-looking statements can generally be identified because the context of the statement includes words such as may, will, expect, anticipate, intend, estimate, continue, believe or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements, including those listed under the heading "Risk Factors" and other cautionary statements in this prospectus. Unless otherwise required by applicable securities laws, we assume no obligation to update any such forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                 Use of Proceeds

         We will not receive any of the proceeds from the sale of our Common Stock registered by the Registration Statement, of which this Prospectus is a part. All such proceeds will be paid to the Selling Stockholders specified under the heading, "Selling Stockholders." Since some of the shares subject to this prospectus are shares issuable upon the exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for general corporate purposes.

                                 Dividend Policy

         We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

                              Selling Stockholders

         This Prospectus covers the resale by the Selling Stockholders or their transferees of up to 4,000,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") and interests therein and up to 1,120,000 Shares of Common Stock (the "Warrant Shares") issuable pursuant to the exercise of warrants (the "Warrants") and interests therein. The Shares and Warrants were issued by the Company pursuant to transactions consummated in February 2002. For more details regarding such transactions, see "Description of Securities -- The Transactions" and "Description of Securities -- Common Stock". At various times over the last 3 years, the Selling Stockholders have made significant equity investments in the Company.

         The following table lists certain information regarding the Selling Stockholders' ownership of shares of Common Stock as of February 14, 2002, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholders may change from time to time. The information in the table concerning the Selling Stockholders who may offer Shares hereunder from time to time is based on information provided to us by such stockholders.

                                    Shares of
                                     Common                                     Shares of Common Stock Owned
                                   Stock Owned              Shares of               after Offering/(2)/
Name of Selling                     Prior to               Common Stock   -------------------------------------
Stockholder/(1)/                    Offering                to be Sold           Number       Percent of Class
----------------                 ---------------           ------------   -----------------  ------------------
Special Situations Private
Equity Fund, L.P.                 1,148,017/(3)/          1,029,900/(3)/         118,117               *

Special Situations Fund III,
L.P.                              2,835,365/(4)/          2,681,400/(4)/         153,965               *

Special Situations Cayman Fund,
L.P.                                909,600/(5)/            893,800/(5)/          15,800               *

Special Situations Technology
Fund, L.P.                          514,900/(6)/            514,900/(6)/               0               *

Total                             5,407,882               5,120,000              287,882             1.1%

______________________
* Represents less than one (1%) percent of the issued and outstanding Common Stock.

(1) MGP Advisors Limited ("MGP") is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. ("SSTA") is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, SSTA, AWM and MG, and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(2) Assumes that all of the Shares are sold and no other shares of Common Stock are sold by the Selling Stockholders during the offering period.

(3) Includes 225,300 shares of Common Stock issuable pursuant to a currently exercisable warrant.

(4) Includes 586,600 shares of Common Stock issuable pursuant to a currently exercisable warrant.

(5) Includes 195,500 shares of Common Stock issuable pursuant to a currently exercisable warrant.

(6) Includes 112,600 shares of Common Stock issuable pursuant to a currently exercisable warrant.

                              Plan of Distribution

         The Selling Stockholders, which term includes donees, pledgees, transferees, or other successors-in-interest selling shares of Common Stock or interests therein received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may offer their shares of Common Stock or interests therein at various times in one or more of the following transactions:

         .    on any U.S. securities exchange on which the Common Stock may be listed at the time of such sale;
         .    in the over-the-counter market;
         .    in transactions other than on such exchanges or in the
              over-the-counter market;
         .    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
         .    in connection with short sales; or
         .    in a combination of any of the above transactions.

         The Selling Stockholders may offer their shares of Common Stock or interests therein at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Selling Stockholders may also sell the shares or interests therein under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

         The Selling Stockholders may use broker-dealers to sell their shares of Common Stock. If this occurs, broker-dealers will either receive discounts or commissions from the Selling Stockholder, or they will receive commissions from purchasers of shares of Common Stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus.

         The transactions in the shares covered by this prospectus may be effected by one or more of the following methods:

         . ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         . purchases by a broker or dealer as principal, and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;
         . block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or
         . negotiated transactions between the Selling Stockholders and purchasers without a broker or dealer.

         In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge or hypothecate shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The Selling Stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and any of the Selling Stockholders with respect to the offer or sale of Shares or interests therein pursuant to this Prospectus.

         The Selling Stockholders and any other persons participating in the sale or distribution of the shares of common stock will be subject to the relevant provisions of the Exchange Act, including, without limitation, Regulation M. These provisions may limit the timing of purchases and sales of any of the shares by the Selling Stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions and exemptions.

         We will indemnify the Selling Stockholders, or its transferees or assignees, against liabilities under the Securities Act arising in connection with the registration of the shares being sold by the Selling Stockholders hereunder, or we will contribute to payments the Selling Stockholders or its respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

         We are bearing all costs relating to the registration of the shares, other than fees and expenses, if any, of counsel or other advisers to the Selling Stockholders. The Selling Stockholders will pay any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares utilizing the services of a broker-dealer.

         In the stock purchase agreement we executed with the Selling Stockholders, we agreed to indemnify and hold harmless the Selling Stockholders against liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact, unless made or omitted in reliance upon written information provided to us by the Selling Stockholders.

         The Selling Stockholders are selling all of the shares covered by this Prospectus or interests therein for their own account. Accordingly, the Company will not receive any proceeds from the resale of these shares. Since some of these shares are issuable upon the exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for our own general corporate purposes.

         We agreed to use commercially reasonable efforts to keep the registration statement, of which this Prospectus is a part, effective until the earliest of:

         .   the date on which all shares registered hereby are sold; or

         . the date the shares registered hereby may be sold pursuant to Rule 144(k).

                            Description of Securities

General

         The total amount of authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of February 26, 2002, there were 25,138,001 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

         Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. The holders of the Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available from time to time for this purpose. Upon liquidation or dissolution of the Company, the remainder of the Company's assets will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and payment on any preferential amounts to which the holders of any Preferred Stock may be entitled. All of the outstanding shares of Common Stock are fully-paid and non-assessable.

Preferred Stock

         The Company's Preferred Stock may be issued from time to time by the Company's Board of Directors without the approval of the Company's stockholders. The Board of Directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rights, the redemption provisions, conversion provisions, liquidation preferences and other rights and preferences not in conflict with the Company's Certificate of Incorporation or with Delaware law.

The Transaction

         Pursuant to a purchase agreement dated as of February 7, 2002, the Selling Stockholders purchased an aggregate of 4,000,000 shares of Common Stock at a price of $0.87 per share, and Warrants to purchase 1,120,000 shares of Common Stock for an aggregate consideration of $3,480,000. The Warrants expire on February 14, 2007. The Warrants are exercisable at an exercise price of $1.25 per share, subject to customary anti-dilution adjustments. In addition, the Company has the right to accelerate the expiration date of the Warrants in the event that the Common Stock trading price exceeds $1.50 per share for twenty
(20) consecutive trading sessions and certain other conditions are met.

Transfer Agent and Warrant Agent

         American Stock Transfer & Trust Company, New York, New York is the transfer agent and registrar for the Common Stock.

Delaware Takeover Statute and Certain Charter Provisions

         The Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

                 Indemnification for Securities Act Liabilities

         Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Certificate of Incorporation, as amended, provides that the liability of the Company's directors shall be limited to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Certificate of Incorporation provides that the Company shall indemnify directors, officers, employees and agents of the Company acting in such capacity to the fullest extent permitted by such law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  Legal Matters

         The validity of the securities being offered hereby was passed upon by Jenkens & Gilchrist Parker Chapin LLP, New York, New York.

                                     Experts

         The consolidated balance sheet and the related consolidated statements of operations', stockholders' equity and cash flows at and for the fiscal year ended March 31, 2001 incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB/A of ION Networks, Inc. for the year ended March 31, 2002, have been so incorporated in reliance on the report of

PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements as of and for the year ended March 31, 2002 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

------------------------------------------------------  ------------------------


       We have not authorized any dealer, salesperson
or any other person to give any information or to
represent anything not contained in this Prospectus.
You must not rely on any unauthorized information. This     ION Networks, Inc.
Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of August 2, 2002.


                                                           5,120,000 SHARES OF
                                                              COMMON STOCK

                   TABLE OF CONTENTS


                                                   Page
                                                   ----
Risk Factors......................................    3
Where You Can Find More Information About Us......   10
Incorporation of Certain Documents by Reference...   10
Forward-Looking Statements........................   12
Use of Proceeds...................................   12
Dividend Policy...................................   12
Selling Stockholders..............................   13         PROSPECTUS
Plan of Distribution..............................   15
Description of Securities.........................   18
Indemnification for Securities Act Liabilities....   20
Legal Matters.....................................   20
Experts...........................................   20


                                                             ___________, 2002




------------------------------------------------------  ------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets for the various expenses payable by us in connection with the offering of our Common Stock being registered hereby. The Selling Stockholders will not pay any of the expenses listed below. Except for the SEC registration fees, all amounts shown are estimates.

              Legal fees and expenses .........................   $     8,000.00
              SEC registration fee ............................           410.32
              Accounting fees and expenses ....................   $     4,000.00
              Miscellaneous expenses ..........................   $         0.00
                                                                     -----------
                       Total ..................................   $    12,410.32

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

     Article Tenth of the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons whom the Company shall have the power to indemnify under Section 145 to the fullest extent permitted by such Section 145. In addition, Article Ninth of the Company's Certificate of Incorporation provides, in general, that the liability of the directors of the Company shall be limited to the fullest extent permitted by the DGCL. The

DGCL generally permits the limitation of a director's liability, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL's provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

Number      Description of Exhibit

4.1(i)*     Purchase Agreement by and among the Company and the Selling
            Stockholders, dated February 7 2002.
4.1(ii)*    Form of Warrant.
4.1(iii)*   Registration Rights Agreement, by and among the Company and the
            Selling Stockholders, dated as of February 14, 2002
5.1**       Opinion of Jenkens & Gilchrist Parker Chapin LLP.
23.1        Consent of PricewaterhouseCoopers LLP.
23.2        Consent of Deloitte & Touche LLP.
23.3**      Consent of Jenkens & Gilchrist Parker Chapin LLP (included in
            Exhibit 5.1).
24.1*       Power of Attorney.

------------------
* Incorporated by reference to the Company's Form S-3, filed on March 4, 2002. ** Incorporated by reference to the Company's Form S-3, Filed on April 24, 2002.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Piscataway, State of New Jersey, on the 2nd day of August, 2002.


                                            ION NETWORKS, INC.


                                            By: /s/ Kam Saifi
                                              ---------------------------------
                                              Kam Saifi, Chief Executive Officer
                                              and President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of August, 2002.



                      Signature                               Title
                      ---------                               -----
/s/ Kam Saifi                                           Director, Chief Executive Officer and President
-----------------------------------------
Kam Saifi


/s/ Ted Kaminer                                         Chief Financial Officer
-----------------------------------------
Ted Kaminer


*                                                       Chairman of the Board of Directors
_________________________________________
Stephen M. Deixler


_________________________________________               Director
Alexander C. Stark


 *                                                      Director
_________________________________________
Martin Ritchie


 *
_________________________________________               Director
Alan Hardie


 *                                                      Director
__________________________________________
Baruch Halpern


 *
___________________________________________             Director
Frank S. Russo


___________________________________________             Director
Vincent Curatolo
*By:  /s/ Kam Saifi
        Kam Saifi as attorney in fact

EXHIBIT INDEX

Number             Description of Exhibit

4.1(i)*            Purchase Agreement by and among the Company and the Selling
                   Stockholders, dated February 7 2002.
4.1(ii)*           Form of Warrant.
4.1(iii)*          Registration Rights Agreement, by and among the Company and the Selling Stockholders, dated as of February 14, 2002
5.1**              Opinion of Jenkens & Gilchrist Parker Chapin LLP.
23.1               Consent of PricewaterhouseCoopers LLP.
23.2               Consent of Deloitte & Touche LLP.
23.3**             Consent of Jenkens & Gilchrist Parker Chapin LLP (included in
                   Exhibit 5.1).
24.1*              Power of Attorney.

--------------------
*  Incorporated by reference to the Company's Form S-3, filed on March 4, 2002.

** Incorporated by reference to the Company's Form S-3, filed on April 24, 2002.